UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MARATHON PATENT GROUP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 12, 2017, Marathon Patent Group, Inc., in connection with its Special Meeting of Stockholders scheduled to be held on July 18, 2017, issued a press release. A copy of the press release is attached hereto.

Marathon Patent Group Urges Shareholders to Vote for Proposed Amendments at July 18 Shareholder Meeting

LOS ANGELES, CA—(Marketwired – July 12, 2017) – Marathon Patent Group, Inc. (NASDAQ: MARA) (“Marathon” or “Company”), an IP licensing and management company, reminds its shareholders to vote for the proposed amendments contained in its Form DEF 14A, filed with the SEC on June 8, 2017, in preparation for its July 18, 2017 shareholder meeting.

Each of the management proposals is an important element of Marathon’s plan to maintain its listing on the The Nasdaq Capital Market and fund its future operations and development.

If your shares of Marathon Patent Group common stock are held in the name of a broker, bank or other nominee, in order to vote, you will need the control number which appears on your proxy card.

Marathon highly recommends shareholders vote electronically or by phone. Please have your control number ready while voting. The control number is located on your proxy card. Below are two convenient ways for most shareholders to vote:

–	Through the Internet, via a website established for that purpose that can be found at http://equitystock.com/issuers/ and following the instructions.

–	Via telephone by calling 212-575-5757.

For shareholders who still need assistance voting their shares, or have questions regarding the special meeting, please contact Marathon’s IR contact listed below.

About Marathon Patent Group, Inc.

Marathon is an IP licensing and management company. The Company acquires and manages IP rights from a variety of sources, including large and small corporations, universities and other IP owners. Marathon has a global focus on IP acquisition and management.

Forward-Looking Statements

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, but not limited to, the amount and use of proceeds the Company expects to receive from the sale of the shares of common stock in the registered direct offering and the closing of the transactions. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

CONTACT INFORMATION

•	Marathon Patent Group

Jason Assad

678-570-6791

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